Fourth Quarter 2019 Earnings Conference Call Kelly King - Chairman & CEO Daryl Bible - CFO January 30, 2020

Forward-Looking Statement

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "would," "could" and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) future levels of Truist's earning assets, net interest margin, net charge-offs, loan loss provision, noninterest income, noninterest expense, including merger-related expenses and amortization of intangibles, Truist's effective tax rate and average diluted common shares outstanding, (ii) medium term performance targets relating to return on tangible common equity, efficiency ratios and capital ratios, (iii) expense savings to be realized from the merger and the timing of such realization, (iv) expected positive operating leverage for the next three years, and (v) expected levels of investments to be made in personnel, branding, digital and technology.

Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding Truist's business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist's actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018 and in Truist's subsequent filings with the Securities and Exchange Commission:

- risks and uncertainties relating to the merger of BB&T and SunTrust, including the ability to successfully integrate the companies or to realize the anticipated benefits of the merger;
- expenses relating to the merger and integration of BB&T and SunTrust;
- deposit attrition, customer loss or revenue loss following completed mergers or acquisitions may be greater than anticipated;
- changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, that could adversely affect Truist's revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity;
- volatility in mortgage production and servicing revenues, and changes in carrying values of Truist's servicing assets and mortgages held for sale due to changes in interest rates;
- management's ability to effectively manage credit risk;
- inability to access short-term funding or liquidity;
- loss of customer deposits, which could increase Truist's funding costs;
- changes in Truist's credit ratings, which could increase the cost of funding or limit access to capital markets;
- additional capital and liquidity requirements that will result from the merger of BB&T and SunTrust;
- regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist's business activities, reputational harm, or other adverse consequences;
- risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases;
- failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions;
- risks relating to Truist's role as a servicer of loans, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in Truist's servicing fee, or a breach of Truist's obligations as servicer;
- negative public opinion, which could damage Truist's reputation;
- increased scrutiny regarding Truist's consumer sales practices, training practices, incentive compensation design and governance;
- competition from new or existing competitors, including increased competition from products and services offered by non-bank financial technology companies, may reduce Truist's customer base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist's businesses or results of operations;
- Truist's ability to introduce new products and services in response to industry trends or developments in technology that achieve market acceptance and regulatory approval;
- Truist's success depends on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, which could be exacerbated as Truist continues to integrate the executive management teams of BB&T and SunTrust, or if we are unable to hire and retain qualified personnel, Truist's operations and integration activities could be adversely impacted;
- legislative, regulatory or accounting changes may adversely affect the businesses in which Truist is engaged;
- evolving regulatory standards, including with respect to capital and liquidity, and results of regulatory examinations, may adversely affect Truist's financial condition and results of operations;
- accounting policies and processes require management to make estimates about matters that are uncertain;
- general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit or asset growth, a deterioration in credit quality or a reduced demand for credit, insurance or other services;
- risk management measures and management oversight functions may not identify or address risks adequately;
- unfavorable resolution of legal proceedings or other claims or regulatory or other governmental investigations or inquiries could result in negative publicity, protests, fines, penalties, restrictions on Truist's operations or ability to expand its business or other negative consequences, all of which could cause reputational damage and adversely impact Truist's financial condition and results of operations;
- competitors of Truist may have greater financial resources or develop products that enable them to compete more successfully than Truist and may be subject to different regulatory standards than Truist;
- failure to maintain or enhance Truist's competitive position with respect to technology, whether because it fails to anticipate customer expectations or because its technological developments fail to perform as desired or are not rolled out in a timely manner or for other reasons, may cause Truist to lose market share or incur additional expense;
- fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect or mitigate;
- operational or communications systems, including systems used by vendors or other external parties, may fail or may be the subject of a breach or cyber-attack that, if successful, could adversely impact Truist's financial condition and results of operations;
- security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist's employees and customers, malware intrusion or data corruption attempts, and identity theft could result in the disclosure of confidential information, adversely affect Truist's business or reputation or create significant legal or financial exposure;
- natural or other disasters, including acts of terrorism, could have an adverse effect on Truist, including by materially disrupting Truist's operations or the ability or willingness of customers to access Truist's products and services;
- widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact Truist's financial condition and results of operations;
- accounting policies and processes requiring management to make estimates about matters that are uncertain;
- depressed market values for Truist's stock and adverse economic conditions sustained over a period of time may require us to write down all or some portion of Truist's goodwill; and
- new tax guidance or differences in interpretation of tax laws and regulations.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements.

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Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust, Susquehanna and National Penn are excluded to approximate their yields at the pre-merger and acquisition rates. Interest income for PCI loans adjusts the accretion, net of interest reversals, which approximates the interest received from the client. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. Adjusted Diluted EPS - The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Adjusted Operating Leverage - The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Performance Ratios - The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges, selected items and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Adjusted NIM - The adjusted net interest margin is a non-GAAP measure in that it estimates the impact on taxable-equivalent net interest income as if the tax reform legislation had not been enacted. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of tax reform. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. Truist's management also adds back merger- related and restructuring charges and incremental operating expenses related to the merger when calculating adjusted EBITDA. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Selected items affecting results are included on slide 7. 3

We Are Truist Financial Corporation

Successfully closed merger of equals between BB&T and SunTrust

Largest financial institution merger in more than 15 years

275+ combined years of serving our clients and communities

6th largest U.S. commercial bank by assets and market value

#2 weighted average deposit rank in Top 20 MSAs

$473.1B assets
$75.6B market value

~10 Million households

~59,000 teammates

Headquartered in **Charlotte, N.C.**

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4Q19 Highlights Summary Income Statement ($ MM) 4Q19 Asset Quality and Capital 4Q19 Total taxable-equivalent revenue1 $3,650 Nonperforming assets as a % of total assets 0.14% Provision for credit losses 171 Net charge-offs as a % of average loans and leases 0.40% Income before income taxes 879 Common equity tier 1 capital ratio (CET1)4 9.4% Net income 726 Key Points Net income available to common shareholders 702 ▪ Completed merger of equals to form Truist on December 6 ▪ Delivered strong underlying performance, including taxable- Adjusted net income available to common shareholders2,3 1,046 equivalent revenue of $3.7B and adjusted net income of $1.0B3 GAAP / 2,3 ▪ Maintained strong asset quality; economic and political 4Q19 Performance Metrics Unadjusted Adjusted uncertainty presents risk Diluted earnings per share $0.75 $1.12 ▪ Managed to strong capital levels relative to regulatory guidelines ▪ Restructured balance sheet to enhance credit quality, liquidity, Return on average assets 0.95% 1.40% interest rate sensitivity and return on capital Return on average common equity 7.33% 10.84% ▪ Launched the Truist brand, visual identity and logo on January 13 ▪ Building momentum to deepen client relationships Return on average tangible common equity2 12.91% 18.60% ▪ Holding 39 town halls with teammates across footprint to celebrate and activate the Truist culture Efficiency ratio 71.0% 57.5% ▪ Serving communities with promised commitments 1 Comprised of net interest income and noninterest income 2 See non-GAAP reconciliations in the attached appendix 3 Excludes merger-related and restructuring charges, incremental operating expenses related to the merger and other items noted on slide 7 4 Current quarter regulatory capital information is preliminary 6

Selected Items Affecting 4Q19 Results Item Pre-Tax After-Tax Diluted EPS Impact ($ MM, except per share impact) Merger-related and restructuring charges $(223) $(176) $(0.19) Securities gains (losses), net $(116) $(90) $(0.10) Incremental operating expenses related to the merger1 $(101) $(79) $(0.08) Impact from sale of residential mortgage loans: Allowance release related to residential mortgage portfolio sale $25 $19 Gain (loss) on residential mortgage portfolio sale $(22) $(17) Corporate advance write off $(2) $(1) Impact from sale of residential mortgage loans $1 $1 $— 1 Includes costs not classified as merger-related and restructuring charges that are also excluded from adjusted disclosures. Refer to the non-GAAP disclosures in the Appendix. 7

Loans & Leases 4Q19 Loans & Leases Held for Investment ($ MM) $300,000 6.00% Average End of period $121,400 balance balance 4.94% $200,000 5.00% Commercial: $75,621 $169,339 Commercial and industrial $81,853 $130,180 $100,000 4.00% $109,612 CRE 19,896 26,832 Commercial construction 4,506 6,205 $— 3.00% 4Q19 Average balance 4Q19 End of period balance Lease financing 3,357 6,122 Commercial LHFI ($ MM) Consumer LHFI ($ MM) Loans HFI yield (%) Consumer: Key Points Residential mortgage 34,824 52,071 Residential home equity and direct 15,810 27,044 ▪ LHFI totaled $299.8B at year-end and included $154.0B from the merger Indirect auto 15,390 24,442 ▪ The mix of LHFI consisted of 56.4% commercial, 40.5% Indirect other 7,772 11,100 consumer, 1.9% credit card, and 1.2% PCI based on end of period balances Student 1,825 6,743 ▪ Undertook a series of strategic actions during 4Q19 to better Credit card 3,788 5,619 position the loan portfolio for future profitability, including the PCI 1,220 3,484 transfer of $2.5B of residential mortgage to LHFS, of which $1.1B remained in HFS at year-end Total loans & leases held for investment $190,241 $299,842 ▪ Approximately $4.5B of the total $8.4B LHFS at year-end were related to the merger and will be settled in early 2020 8

Deposits 4Q19 Deposits ($ MM) $400,000 1.00% Average End of period balance balance 0.82% $334,727 Noninterest-bearing deposits $64,485 $92,405 $200,000 0.75% $210,716 Interest checking 43,246 85,492 0.57% 0.50% Money market and savings 79,903 120,934 $— 4Q19 Average balance 4Q19 End of period balance Time deposits 23,058 35,896 Total deposits ($ MM) IBD cost (%) Total deposit cost (%) Foreign office deposits - interest- bearing 24 — Key Points Total deposits $210,716 $334,727 ▪ Total deposits were $334.7B at year-end, which included $170.7B from the merger ▪ End of period deposit mix consisted of 27.6% noninterest-bearing, 25.5% interest checking, 36.2% money market and savings and 10.7% time deposits ▪ Average noninterest-bearing deposits were 30.6% of total deposits during 4Q19 ▪ The cost of average total deposits and average interest-bearing deposits decreased 10 bps and 17 bps, respectively, vs. 3Q19 9

Net Interest Income and Interest Rate Sensitivity Net Interest Income and Margin Key Points 4.00% $2,252 ▪ Reported NIM increased 4 bps and the core NIM decreased 15 $2,000 bps vs. 3Q19 3.41% 3.50% ▪ Total loans and leases HFI portfolio yield decreased 6 bps vs. 3Q19 due to the impact of lower short-term rates on 3.14% 3.00% variable rate loans, partially offset by the impact of $1,000 purchase accounting of 37 bps ▪ The yield on the average securities portfolio increased 5 2.50% 4Q19 bps due to the 4Q19 portfolio restructuring Net interest income TE ($ MM) Reported NIM (%) Core NIM (%) ▪ Purchase accounting contributed 27 bps to the reported NIM 1 Change in Net Interest Income ▪ Average earning assets increased $59.7B to $263.1B due to the +2.00% merger; average total loans and leases increased $41.6B and average securities increased $11.8B +0.95% +0.75% +1.00% ▪ Interest rate risk profile achieved goal of becoming relatively neutral from balance sheet restructuring 0.00% -1.18% -1.00% -1.72% -2.00% Down 100 Down 50 Up 50 Up 100 At 12/31/19 1 Rate increase or decrease scenarios assume a ramped, parallel 25 basis point change per quarter in market interest rates 10

Balance Sheet Restructuring

A number of actions were taken in 4Q19 to optimize the balance sheet: enhance credit quality, build a strong liquidity profile, minimize option risk and premium amortization, create a more neutral interest rate risk profile, improve ongoing core net interest margin and increase returns on capital.

Investment Portfolio

- Sold $7.1B low coupon securities yielding 1.72% at a loss of $93MM, reinvested at 2.36% and improved run rate 64 bps, breakeven of 2.6 years
- Sold $1.4B low coupon securities yielding 1.85% at a loss of $23MM, reinvested at 2.55% and improved run rate 70 bps, breakeven of 2.6 years
- Sold $24.7B of securities yielding 2.23% at a book price of 103.2 and purchased $21.2B yielding 2.41% at a book price of 101.4 to reduce premium amortization risk
- Maintained >$10B in excess reserves to manage a stronger liquidity position and to meet the LCR requirements as a Category III financial institution under the Tailoring Rule
- Moved $17.9B from HTM to AFS in response to changes in regulatory capital rules

Funding Actions

- Through the end of January, reduced rates on $16.6B of institutional deposits having a cumulative reduction of 20 bps since the merger
- Plan to be opportunistic to replace other funding as markets allow to take advantage of Truist's higher credit ratings
- Redeemed $4.4B holding company and bank debt and issued $1.25B bank debt to manage the LCR and interest expense
- Deposit divestiture of ~$2.4B in progress

Loan Sales and Transfers

- Transferred $1.4B of commercial exposures to HFS to enhance credit quality with $516MM funded as of year-end; about 80% of sale traded in January
- Sold $1.2B residential mortgages to reduce prepayment risk
- Sold $178MM of TDR/NPL residential mortgages to enhance credit positioning
- Transferred $1.1B of residential mortgages to HFS for sale in 1Q20 to reduce interest rate risk
- Transferred $356MM of commercial loans to HFS for sale in relation to the exit of a business
- Transferred $59MM of commercial loans, $257MM of residential mortgage loans and $65MM of retail loans to HFS as part of the merger-related branch divestitures

Derivatives and Off Balance Sheet

- Utilized $12.0B FHLB letters of credit to meet LCR requirements as a Category III financial institution under the Tailoring Rule
- Unwound $26.4B in heritage SunTrust swaps and added $9.4B in swaps to re-hedge the balance sheet and manage toward a neutral interest rate position

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Noninterest Income $1,500 $1,398 60% 4Q19 Noninterest Income ($ MM) 38.6% $1,000 40% Insurance income $509 Service charges on deposits 222 $500 20% Wealth management income 206 $— —% Card and payment related fees 156 4Q19 Residential mortgage income 65 Noninterest income ($ MM) Fee income ratio (%) Investment banking and trading income 109 Key Points Operating lease income 47 ▪ Noninterest income totaled $1.4B, an increase of $95MM vs. 3Q19 ▪ Noninterest income increased $233MM vs. 3Q19 excluding $116MM of Income from bank-owned life insurance 38 securities losses and $22MM of losses recognized from the transfer of mortgage loans to HFS; approximately $217MM of this increase was due to Lending related fees 47 the merger Commercial real estate related income 48 ▪ Insurance income increased $22MM vs. 3Q19 primarily due to seasonality, and increased $22MM vs. 4Q18; organic insurance income grew 8.8% in Securities gains (losses), net (116) full-year 2019 and contributed to a 25.0% EBITDA margin Other income 67 ▪ Heritage BB&T noninterest income also reflected the following minor changes vs. 3Q19: Total noninterest income $1,398 • Other income increased due to SBIC funds • Service charges on deposits decreased due to fewer revenue days • Investment banking and trading income decreased due to lower client derivative volume • CRE related income decreased due to lower volume 12

Noninterest Expense & Efficiency $3,000 $2,575 80% Noninterest Expense ($ MM) $2,000 70% Personnel expense $1,465 71.0% Net occupancy expense 147 57.5% $1,000 60% Professional fees and outside processing 161 Software expense 118 $— 50% 4Q19 Equipment expense 83 Marketing and customer development 45 Total noninterest expense ($ MM) GAAP efficiency (%) Adjusted efficiency (%) Depreciation - property under operating leases 43 Key Points Loan-related expense 42 Amortization 71 ▪ Noninterest expense increased $497MM vs. 3Q19 excluding an increase of $189MM in merger-related and restructuring charges and an increase of Regulatory costs 24 $49MM in incremental operating expenses related to the merger; approximately $400MM of this increase was due to merged operations Merger-related and restructuring charges, net 223 ▪ Personnel expense included a $41MM increase in incremental operating Other expense 153 expenses related to the merger; heritage BB&T also reflected a $42MM Total noninterest expense $ 2,575 increase in production-based and other incentives expense Adjusted noninterest expense1 $ 2,249 ▪ Amortization increased $42MM due to higher CDI and other intangibles ▪ Heritage BB&T noninterest expense also reflected the following minor changes vs. 3Q19: ▪ The adjusted efficiency ratio of 57.5% reflected underlying adjusted noninterest expense of $2.2B • Software expense increased due to strategic projects • Equipment expense increased due to technology infrastructure projects • Loan-related expense increased due to the TDR loan sale 1 Excludes merger-related charges and other selected items in the Quarterly Performance Summary 13

Asset Quality


Net Charge-offs
$240
$120
$—
1.00%
0.50%
—%
$192
0.40%
4Q19
Net charge-offs ($ MM)
as % of avg. loans and leases


Nonperforming Assets
$800
$400
$—
1.00%
0.50%
—%
$684
0.14%
4Q19
Nonperforming assets ($ MM)
as a % of total assets


Allowance for Loan and Lease Losses
$1,500
$1,250
$1,000
0.75%
0.50%
0.25%
$1,549
0.52%
4Q19
ALLL ($ MM)
as % of loans and leases

Key Points

- Asset quality remains strong; economic and political uncertainty presents risk
- Net charge-offs were 0.40% as a percentage of average loans and leases, down 1 bp from 3Q19
- Nonperforming loans and leases were 0.15% of loans and leases HFI vs. 0.30% in 3Q19 due to merged nonperforming loans being accounted for on a pooled basis in PCI and the sale of $69MM in nonperforming mortgage loans
- The allowance for loan and lease losses decreased $24MM vs. 3Q19 primarily due to the sale of residential mortgage loans
- Allowance coverage ratios remain strong at 2.03x net charge-offs and 3.41x nonperforming loans and leases
- The ALLL to loans and leases ratio decreased to 0.52% from 1.05% in 3Q19 due to the elimination of the SunTrust ALLL
- The coverage ratio including the ALLL and FV mark was 2.01% for 4Q19

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Implementation of Current Expected Credit Losses (CECL)

Allowance for Credit Losses ($ B)

	12/31/2019 Incurred	Impact at Adoption	1/1/2020 CECL
Commercial	$1.1	$0.9	$2.0
1-4 Single Family Residential	0.2	0.3	0.5
Consumer	0.6	1.7	2.3
Total	$1.9	$2.9	$4.8

Impact to Capital ($ B)

Total CECL Impact at Adoption	$2.9
Less: CECL Reserve on PCD Assets	(0.2)
Total Pre-Tax Impact	2.7
Less: Tax Effect	(0.6)
Impact to Retained Earnings	**$2.1**

Summary of Key Inputs and Assumptions

Reasonable and Supportable Period	▪ 2 years
Reversion	▪ 1 year reversion to historic loss conditions
Macroeconomic Forecast	▪ Moody's consensus baseline forecast, adjusted to incorporate Truist's implied rate forecast ▪ Qualitative adjustments to incorporate consideration of forecast imprecision
Key Macroeconomic Variables	▪ Employment - rate, etc. ▪ Market indicators - GDP, credit spreads, interest rates, etc. ▪ Collateral values - housing, CRE, used auto pricing

Adoption Impact

- CECL was effective on January 1, 2020
- Increase at adoption impacted by merger; an approximate 40% increase to ACL excluding purchase accounting
- Increase in reserves on retail portfolios partially offset by decrease in commercial reserves excluding purchase accounting
- Elected phase-in of $2.1B regulatory capital impact; 25% per year from 2020 through 2023
- **Approximately 14 basis point impact to CET1 for 1Q20**

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Capital & Liquidity Position Common Equity Tier 1 Ratio1 Key Points 10% 9.4% ▪ The CET1 ratio1 was 9.4% for 4Q19 ▪ Items reducing regulatory capital: 5% ▪ MSR RWA impact of 10 bps in 1Q20 as a result of the simplification rule ▪ CECL phase-in impact of 14 bps in 1Q20 (3-year phase- in period) —% 4Q19 ▪ The dividend and total payout ratios were 49.1% for 4Q19 ▪ TCE per share was $25.93 at December 31, up 5.2% vs. 4Q19 Liquidity Coverage Ratio September 30 200% 165% • Earnings during the quarter contributed about 3.4% • The merger contributed about 1.8%, confirming the 117% close was accretable to tangible common equity 100% ▪ Liquidity ratios remain strong and include an average modified LCR of 165% for 4Q19 and a liquid asset buffer of 16.5% at year end —% Modified LCR 2 Estimated Tailored LCR 3 1 Current quarter regulatory capital information is preliminary 2 Based on average of 10/31/19, 11/30/19 and 12/31/19 3 Based on 12/31/19 16

Outlook Category First Quarter Full Year 2020 Earning assets - average $405.5B - $406.5B $405B - $408B Net interest margin 3.45% - 3.49% 3.40% - 3.46% Core net interest margin 3.01% - 3.05% 3.01% - 3.07% Net charge-offs 35 - 50 bps 35 - 50 bps Loan loss provision $325MM - $375MM $1.35B - $1.45B Noninterest income $2.05B - $2.10B $8.45B - $8.65B Noninterest expense - total $3.40B - $3.45B $13.65B - $13.85B Merger expenses1 $100MM - $150MM $600MM - $700MM Amortization of intangibles $150MM - $200MM $675MM - $725MM Effective tax rate 18% - 19% 18% - 19% Average diluted shares 1.355B - 1.365B 1.355B - 1.365B Growth rates are not provided due to the absence of meaningful historical baselines 1 Includes merger-related and restructuring charges and incremental operating expenses related to the merger 17

Medium-Term Targets

Performance Targets

ROTCE	Adjusted Efficiency	CET1 Ratio
Low 20%	**Low 50%**	**10%** *(2020 target)*

Net Expense Savings - Run Rate

4Q20 annualized	4Q21 annualized	4Q22 annualized
$480MM	**$1,040MM**	**$1,600MM**
30% of net cost saves	*65% of net cost saves*	*100% of net cost saves*

Expect positive operating leverage for the next 3 years

Annualized 4Q20 investment of ~$200MM

Key Points

- 2019 noninterest expense, excluding merger-related and restructuring charges, incremental operating expenses related to the merger and a one-time charitable contribution, on a combined basis was ~$12.9B
  - Excluding amortization of intangibles, noninterest expense on a combined basis was ~$12.8B
- Average life of purchase accounting for commercial and consumer, and amortization of intangibles is ~3 years, ~6 years and ~3 years, respectively
- Expense savings are net of investments in personnel, branding, digital and technology

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Merger Update Accomplishments Converted Launched Introduced Integrated Successfully Added Closed derivatives, Restructured visual Truist financial retained leadership to merger FX and balance imagery, purpose, reporting talent and drive December 6 securities sheet colors and mission and systems clients innovation systems logo values Next Steps Complete Build on Complete town hall Complete Introduce Continue momentum Complete Convert product culture purchase of and market investments to deepen branch additional mapping and meetings Truist the Truist in digital and client divestitures systems development (28 of 39 Center brand technology relationships remain) 19

Appendix

Consumer Banking & Wealth

		4Q19
Income Statement ($ MM)	Net interest income	$1,399
	Noninterest income	648
	Provision for credit losses	145
	Noninterest expense	1,341
	Pre-tax income	561
	Segment net income	425
Balance Sheet ($ B)	EOP loans(1)	$140.8
	EOP deposits	202.1
Other Key Metrics ($ B)	Mortgages serviced for others(2)	$219.3
	Branches	2,958
	ATMs	4,426

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

Key Points

- Represents performance for Retail Community Banking, Wealth, Mortgage Banking, Dealer Retail Services and National Consumer Finance & Payments
- 2020 performance will be driven by:
  - Revenue growth resulting from a client-first view across ~10 million households
    - Retaining and growing the strong household base via a distinctive client and community-centric experience based on Touch, Technology and Trust
    - Aligning bank-wide products and resources with our clients' needs
    - Providing strategic advice and solutions to successfully retain, grow and deepen the client base
    - Expanding the complimentary capabilities of Premier Banking, @ Work and Small Business to maximize synergies across Wealth, Insurance and core banking
  - Efficiencies from driving out cost while supporting a more technology-enabled digital client experience and managing overall risk
    - Expanding omnichannel client experiences through transformation of platforms and improving advisor productivity

TRUIST

A-1

Corporate & Commercial 4Q19 Key Points ▪ Represents performance for Corporate and Investment Banking, Net interest income $840 Commercial Community Banking, Commercial Real Estate and Grandbridge Real Estate Capital Noninterest income 390 ▪ 2020 performance will be driven by: ▪ Revenue growth resulting from a relentless focus on our Provision for credit losses 17 clients’ needs ▪ Strategic dialogue with increased product and service Noninterest expense 553 offerings to deliver to the new and expanding client bases Income Statement ($ MM) (i.e., Full suite of Capital Markets solutions and Insurance platform) Pre-tax income 660 ▪ Expense reduction realized from platform integration, synergies and increased productivity levels Segment net income 557 EOP loans(1) $156.5 ($ B) EOP deposits 120.8 Balance Sheet (1) Excludes loans held for sale A-2

Insurance Holdings 4Q19 Key Points Net interest income $27 ▪ Favorable market conditions with tightening capacity and increasing pricing in most lines Noninterest income 536 ▪ Execution of Insurance Holdings Optimization Program initiatives Total revenue 563 delivering robust results across all lines of business Provision for credit losses 2 ▪ 4Q new business up 13% with a 90% retention rate in retail ▪ Economic indicators are positive and backdrop remains strong Noninterest expense 481 Income Statement ($ MM) heading into 2020 Pre-tax income 80 ▪ Strong organic revenue growth combined with prudent cost management driving meaningful margin expansion Segment net income 59 Y-o-Y organic revenue growth 7.9% Net acquired revenue $1 Performance based commissions 17 EBITDA(1) 132 Performance ($ MM) EBITDA margin(1) 23.4% (1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. Truist's management also adds back merger- related and restructuring charges and incremental operating expenses related to the merger when calculating adjusted EBITDA. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix. A-3

Allowance and Fair Value Marks Information ($ MM) Allowance for Credit Losses & Fair Value Marks December 31, 2019 PCI Non-PCI Total ALLL RUFC Total ACL Allowance for credit losses - End of period $ 8 $ 1,541 $ 1,549 $ 340 $ 1,889 Unamortized fair value mark(1) 537 4,027 4,564 — 4,564 Allowance plus unamortized fair value mark $ 545 $ 5,568 $ 6,113 $ 340 $ 6,453 Allowance for loan and lease losses as a percentage of loans and leases 0.23% 0.52% 0.52 % Allowance for loan and lease losses and unamortized fair value mark as a percentage of gross loans and leases(1) 13.55 1.85 2.01 Fair Value Marks and Loan and Lease Balances as of Period End December 31, 2019 PCI Loans and Leases Gross value $ 4,021 Fair value mark (537) Carrying value of PCI loans and leases 3,484 Non-PCI Loans and Leases Gross value 155,423 Fair value mark (4,027) Carrying value of non-PCI loans and leases 151,396 Carrying value of originated loan and leases 144,962 Total Loans and Leases Held for Investment $ 299,842 (1) Unamortized fair value mark includes credit, interest rate and liquidity components. A-4

Purchase Accounting Summary[1]

($ MM)

		December 31, 2019
PCI Loans and Leases[(2)]		
Beginning balance unamortized fair value mark	$	(152)
Additions - Merger with SunTrust		(425)
Accretion		33
Interest reversal		(19)
Net charge offs		26
Ending balance	$	(537)
Non-PCI Loans and Leases[(2)]		
Beginning balance unamortized fair value mark	$	(69)
Additions - Merger with SunTrust		(4,088)
Accretion		130
Ending balance	$	(4,027)
Core deposit and other intangible assets		
Beginning balance	$	678
Additions - Merger with SunTrust		2,535
Amortization		(71)
Ending balance	$	3,142
Deposits[(3)]		
Beginning balance unamortized fair value mark	$	—
Additions - Merger with SunTrust		(83)
Amortization		7
Ending balance	$	(76)
Long-Term Debt[(3)]		
Beginning balance unamortized fair value mark	$	(10)
Additions - Merger with SunTrust		(309)
Amortization		7
Ending balance	$	(312)

(1) Includes the merger with SunTrust, as well as other acquisitions. This summary includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting loan marks on loans and leases represents the total mark, including credit, interest and liquidity, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

TRUIST

A-5

Non-GAAP Reconciliations

Non-GAAP Reconciliations

Diluted EPS

($ MM, except per share data, shares in thousands)

	Quarter Ended					Year-to-Date	
	Dec. 31 2019	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Dec. 31 2019	Dec. 31 2018
Net income available to common shareholders - GAAP	$702	$735	$842	$749	$754	$3,028	$3,063
Merger-related and restructuring charges, net	176	26	19	64	59	285	111
Securities gains (losses), net	90	—	—	—	(1)	90	(2)
Incremental operating expenses related to the merger	79	40	7	1	—	127	—
Corporate advance write off	1	—	—	—	—	1	—
Gain (loss) on loan portfolio sale	17	(3)	—	—	—	14	—
Redemption of preferred shares	—	46	—	—	—	46	—
Allowance release related to loan portfolio sale	(19)	(12)	—	—	—	(31)	—
Net income available to common shareholders - adjusted	$1,046	$832	$868	$814	$812	$3,560	$3,172
Weighted average shares outstanding - diluted	934,718	775,791	774,603	774,071	775,402	815,204	783,484
Diluted EPS - GAAP	**$0.75**	**$0.95**	**$1.09**	**$0.97**	**$0.97**	**$3.71**	**$3.91**
Diluted EPS - adjusted[(1)]	**$1.12**	**$1.07**	**$1.12**	**$1.05**	**$1.05**	**$4.37**	**$4.05**

(1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-7

Non-GAAP Reconciliations

Efficiency Ratio

($ MM)

	Quarter Ended					Year-to-Date	
	Dec. 31 2019	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Dec. 31 2019	Dec. 31 2018
Efficiency ratio numerator - noninterest expense - GAAP	$ 2,575	$ 1,840	$ 1,751	$ 1,768	$ 1,784	$ 7,934	$ 6,932
Merger-related and restructuring charges, net	(223)	(34)	(23)	(80)	(76)	(360)	(146)
Incremental operating expense related to the merger	(101)	(52)	(9)	(2)	—	(164)	—
Amortization	(71)	(29)	(32)	(32)	(34)	(164)	(131)
Corporate advance write off	(2)	—	—	—	—	(2)	—
Efficiency ratio numerator - adjusted	$ 2,178	$ 1,725	$ 1,687	$ 1,654	$ 1,674	$ 7,244	$ 6,655
Efficiency ratio denominator - revenue[1] - GAAP	$ 3,625	$ 3,003	$ 3,042	$ 2,898	$ 2,940	$ 12,568	$ 11,558
Taxable equivalent adjustment	25	23	24	24	24	96	96
Securities (gains) losses, net	116	—	—	—	(2)	116	(3)
Gain (loss) on loan portfolio sale	22	(4)	—	—	—	18	—
Efficiency ratio denominator - adjusted	$ 3,788	$ 3,022	$ 3,066	$ 2,922	$ 2,962	$ 12,798	$ 11,651
Efficiency ratio - GAAP	**71.0 %**	**61.3 %**	**57.6 %**	**61.0 %**	**60.7 %**	**63.1 %**	**60.0 %**
Efficiency ratio - adjusted[2]	**57.5**	**57.1**	**55.1**	**56.6**	**56.5**	**56.6**	**57.1**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-8

Non-GAAP Reconciliations

Calculations of tangible common equity and related measures

($ MM, except per share data, shares in thousands)

	As of / Quarter Ended				
	Dec. 31 2019	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018
Common shareholders' equity	$ 61,282	$ 29,177	$ 28,650	$ 27,770	$ 27,069
Less: Intangible assets, net of deferred taxes	26,482	10,281	10,317	10,326	10,360
Tangible common shareholders' equity[(1)]	$ 34,800	$ 18,896	$ 18,333	$ 17,444	$ 16,709
Outstanding shares at end of period	1,342,166	766,303	766,010	765,920	763,326
Common shareholders' equity per common share	**$ 45.66**	**$ 38.07**	**$ 37.40**	**$ 36.26**	**$ 35.46**
Tangible common shareholders' equity per common share[(1)]	**25.93**	**24.66**	**23.93**	**22.78**	**21.89**
Net income available to common shareholders	$ 702	$ 735	$ 842	$ 749	$ 754
Plus amortization of intangibles, net of tax	57	22	24	25	25
Tangible net income available to common shareholders[(1)]	$ 759	$ 757	$ 866	$ 774	$ 779
Average common shareholders' equity	$ 38,031	$ 29,040	$ 28,188	$ 27,432	$ 26,860
Less: Average intangible assets, net of deferred taxes	14,760	10,298	10,326	10,343	10,391
Average tangible common shareholders' equity[(1)]	$ 23,271	$ 18,742	$ 17,862	$ 17,089	$ 16,469
Return on average common shareholders' equity	**7.33 %**	**10.04 %**	**11.98 %**	**11.08 %**	**11.14 %**
Return on average tangible common shareholders' equity[(1)]	**12.91**	**16.03**	**19.45**	**18.36**	**18.77**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-9

Non-GAAP Reconciliations

Performance Ratios

($ MM, except per share data, shares in thousands)

	Quarter Ended December 31, 2019		
	Return on Average Assets	Return on Average Common Shareholders' Equity	Return on Average Tangible Common Shareholders' Equity[2]
Net income - GAAP	$ 726		
Net income available to common shareholders - GAAP		$ 702	$ 702
Merger-related and restructuring charges, net	176	176	176
Securities gains (losses), net	90	90	90
Incremental operating expenses related to the merger	79	79	79
Amortization			57
Corporate advance write off	1	1	1
Gain (loss) on loan portfolio sale	17	17	17
Allowance release related to loan portfolio sale	(19)	(19)	(19)
Numerator - adjusted[1]	$ 1,070	$ 1,046	$ 1,103
Average assets	$ 302,059		
Average common shareholders' equity		$ 38,031	$ 38,031
Plus: Estimated impact of adjustments on denominator	—	171	171
Less: Average intangible assets, net of deferred taxes			(14,760)
Denominator - adjusted[1]	$ 302,059	$ 38,202	$ 23,442
Reported ratio	**0.95 %**	**7.33 %**	**12.91 %**
Adjusted ratio	**1.40**	**10.84**	**18.60**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. These measures are not necessarily comparable to similar measures that may be presented by other companies.

(2) Tangible common equity - reported ratio is a non-GAAP reconciliation on page A-9

TRUIST

A-10

Non-GAAP Reconciliations

Operating Leverage(1)

($ MM)

	Quarter Ended			% Growth 4Q19 vs.	
	Dec. 31 2019	Sept. 30 2019	Dec. 31 2018	3Q19	4Q18
				(annualized)	
Revenue(2) - GAAP	$ 3,625	$ 3,003	$ 2,940	82.2 %	23.3 %
Taxable equivalent adjustment	25	23	24		
Securities (gains) losses, net	116	—	(2)		
Gain (loss) on loan portfolio sale	22	(4)	—		
Revenue(2) - adjusted	$ 3,788	$ 3,022	$ 2,962	100.6 %	27.9 %
Noninterest expense - GAAP	$ 2,575	$ 1,840	$ 1,784	158.5 %	44.3 %
Merger-related and restructuring charges, net	(223)	(34)	(76)		
Incremental operating expense related to the merger	(101)	(52)	—		
Amortization	(71)	(29)	(34)		
Corporate advance write off	(2)	—	—		
Noninterest expense - adjusted	$ 2,178	$ 1,725	$ 1,674	104.2 %	30.1 %
Operating leverage - GAAP				**(76.3)%**	**(21.0)%**
Operating leverage - adjusted(3)				**(3.6)**	**(2.2)%**

(1) Operating leverage is defined as percentage growth in revenue growth less percentage growth in noninterest expense.
(2) Revenue is defined as net interest income plus noninterest income.
(3) The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-11

Non-GAAP Reconciliations Core NIM ($ MM) Quarter Ended Dec. 31 2019 Net interest income - GAAP $ 2,227 Taxable-equivalent adjustment 25 Net interest income - taxable-equivalent 2,252 Accretion of mark, net of interest reversals - PCI loans (14) Accretion of mark on acquired non-PCI loans (130) Accretion of mark on acquired liabilities (14) Accretion of mark on securities acquired from FDIC (3) Net interest income - core(1) $ 2,091 Average earning assets - GAAP $ 263,115 Average balance - mark on PCI loans 254 Average balance - mark on acquired non-PCI loans 1,169 Average balance - mark on securities acquired from FDIC 339 Average earning assets - core(1) $ 264,877 Annualized net interest margin: Reported - taxable-equivalent 3.41 % Core(1) 3.14 (1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust, Susquehanna and National Penn are excluded to approximate their yields at the pre-merger and acquisition rates. Interest income for PCI loans adjusts the accretion, net of interest reversals, which approximates the interest received from the client. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets.These measures are not necessarily comparable to similar measures that may be presented by other companies. A-12

Non-GAAP Reconciliations

Insurance Holdings Adjusted EBITDA

($ MM)

	Quarter Ended					Year-to-Date
	Dec. 31 2019	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Dec. 31 2019
Segment net interest income	$ 27	$ 28	$ 25	$ 23	$ 22	$ 103
Noninterest income	536	491	570	515	496	2,112
Total revenue	$ 563	$ 519	$ 595	$ 538	$ 518	$ 2,215
Segment net income (loss) - GAAP	$ 59	$ 61	$ 111	$ 88	$ 77	$ 319
Provision (benefit) for income taxes	21	21	38	30	26	110
Depreciation & amortization	19	20	20	20	21	79
EBITDA	99	102	169	138	124	508
Merger-related and restructuring charges, net	22	1	2	2	3	27
Incremental operating expenses related to the merger	11	8	—	—	—	19
Adjusted EBITDA[(1)]	$ 132	$ 111	$ 171	$ 140	$ 127	$ 554
Adjusted EBITDA[(1)] margin	**23.4 %**	**21.4 %**	**28.8 %**	**26.1 %**	**24.5 %**	**25.0 %**

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. Truist's management also adds back merger-related and restructuring charges and incremental operating expenses related to the merger when calculating adjusted EBITDA. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-13

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